UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 16, 2017

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 16, 2017, Agile Therapeutics, Inc. (“Agile”) a women’s healthcare company, announced a poster presentation of data from the SECURE Phase 3 clinical trial for its lead product candidate, Twirla®, (ethinyl estradiol and levonorgestrel transdermal system), also known as AG200-15.  The poster, titled “The SECURE Study, a Real-World Trial of a Low-Dose Contraceptive Patch: Addressing the Changing U.S. Population,” will be presented at the Contraceptive Technology Conferences on March 16-18, 2017 in  San Francisco, CA and March 19 – April 1, in Boston, MA.  The first author is Anita Nelson, MD, one of the Co-Primary Investigators for the SECURE trial.

The SECURE clinical trial was designed to evaluate the efficacy, safety, and tolerability of Twirla in a representative U.S. population of women seeking birth control.  SECURE was a 1-year, multicenter, single-arm, open-label trial in 2032 healthy women aged 18 and over, at 102 experienced investigative sites across the United States.

The Company plans to resubmit its new drug application (“NDA”) for Twirla in the first half of 2017.

Copies of Agile’s press release and poster presentation are attached hereto as Exhibit 99.1 and 99.2, respectively, and are hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Agile Therapeutics, Inc. Press Release dated March 16, 2017.
99.2	Agile Therapeutics, Inc. Poster Presentation dated March 16, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: March 16, 2017	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer

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